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                                                                       EXHIBIT 1


                             UNDERWRITING AGREEMENT


                                                                   March 2, 1999


Burlington Resources Inc.
5051 Westheimer
Houston, Texas 77056-2124

Dear Ladies and Gentlemen:

                  We (the "Representative") understand that Burlington Resources Inc., a Delaware corporation (the "Company"), proposes to issue and sell $450,000,000 aggregate principal amount of 7 3/8% Debentures due 2029 (the "Securities") to the underwriters named in Schedule I hereto (the "Underwriters"). The Securities are also referred to herein as the "Offered Securities". The Securities will be issued pursuant to the provisions of an Indenture dated as of April 1, 1992 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee").

                  Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and we agree to purchase the respective principal amounts of Securities set forth in the Prospectus Supplement dated the date hereof related to the Securities (the "Prospectus Supplement") at a purchase price equal to 98.863% of the principal amount of the Securities, plus accrued interest, if any, from March 5, 1999, to the date of payment and delivery.

                  We will pay for the Offered Securities upon delivery thereof by wire transfer of same day funds at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. (New York City time) on March 5, 1999, or at such other time, not later than 5:00 p.m. (New York City time) on March 12, 1999, as shall be designated by us. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

                  The Offered Securities shall have the terms set forth in the Prospectus dated May 19, 1998, and the Prospectus Supplement dated March 2, 1999, including the following:

         Maturity Date:  March 1, 2029

         Interest Rate:  7 3/8%


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     Redemption Provisions:    As per the Prospectus Supplement

     Interest Payment Dates:   March 1 and September 1

     Form and Denomination:    Registered form only in denominations of $1,000
                               and integral multiples thereof suitable for acceptance by the Depository Trust Company

     Other Terms:              None

                  All provisions contained in the document entitled Burlington Resources Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated May 2, 1994 (the "Standard Provisions"), a copy of which is an exhibit to the Company's Registration Statement on Form S-3 (No. 33-47154), are incorporated by reference in their entirety herein, as amended by the provisions of this Agreement, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control. For all purposes of the Standard Provisions, Morgan Stanley & Co. Incorporated is serving as the lead Manager (the "Lead Manager"), and all notices shall be given to it at 1585 Broadway, New York, NY 10036-8293.

                  PricewaterhouseCoopers shall deliver the letters specified in
Section 4(e) of the Standard Provisions. The term "Registration Statement" shall include in each case the documents, if any, incorporated by reference therein. For purposes of this offering of the Securities, Exhibit A of the Standard Provisions shall be replaced by Exhibit A hereto. Section 4(c) of the Standard Provisions, for purposes of this offering of the Securities, shall be replaced by the following:

         The Managers shall have received on the Closing Date (i) an opinion of Cahill Gordon & Reindel, special counsel to the Company, addressing the matters set forth in paragraphs (i), (ii)(a), (iv), (v), (vi), (vii),
         (viii), (ix) (items (a), (b) and (c)), (x)(b), (xi) and (xii)[(b)], (c)
         and (d) of Exhibit A attached hereto, and (ii) an opinion of the Vice President & General Counsel of the Company, addressing the matters set forth in paragraphs (ii)(b), (iii), (viii), (ix) (item (d)), (x)(a) and
         (xii)[(a)] of Exhibit A.


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                  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED,

                                            By: _______________________________
                                                Name:
                                                Title:

                                                For itself and as
                                                Representative of the
                                                Underwriters named on
                                                Schedule I hereto.

Accepted:

BURLINGTON RESOURCES INC.

By:  ____________________________
     Name:
     Title:


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                                   Schedule I
                                   ----------

Chase Securities Inc.
NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
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                                                                       Exhibit A

                                   Opinion of
                             Counsel for the Company

                  The opinion of counsel for the Company to be delivered pursuant to Section 4(c) of the Underwriting Agreement shall be to the effect that:

                  (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) the Company (a) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (b) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iii) each [domestic material] subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (v) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except that


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         (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity);

                  (vi) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity);

                  (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities will not contravene any provisions of the certificate of incorporation or by-laws of the Company;

                  (viii) to the knowledge of such counsel, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court of the United States or any jurisdiction therein or any other jurisdiction having jurisdiction over the Company

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         or any subsidiary, or any provision of applicable law (other than state securities law) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Offered Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities;

                  (ix) the statements (a) in the Prospectus Supplement under the captions "Certain Terms of the Debt Securities" and "Underwriting", (b) in the Basic Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution", (c) in the Registration Statement under Item 15 and (d) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such documents constitute summaries of the legal matters, documents or legal proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, and fairly summarize the matters referred to therein;

                  (x) such counsel does not know of (a) any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of (b) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xi) the Company is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder; and

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                  (xii) (a) such counsel is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial or statistical information included therein as to which such counsel need not express any opinion) was appropriately responsive when so filed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (b) no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Statement of Eligibility (Form T-1)), (c) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical information included therein as to which such counsel need not express any opinion) are appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (d) no facts have come to the attention of such counsel that lead such counsel to believe that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Prospectus or the Statement of Eligibility (Form T-1)).

                  With respect to paragraph (xii) above, such counsel may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

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                  The 10b-5 letter shall include the following:

                  We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we advise you that on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), nothing has come to our attention which leads us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date of such Prospectus, and at all times up to and including the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been asked to, and do not, comment on the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or on any of the information contained in the Statement of Eligibility on Form T-1 of the Trustee).